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EXHIBIT 4.44

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE TRANSFERRED, RESOLD, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                               KANAKARIS WIRELESS

                     6% Convertible Promissory Note Due 2002

$108,750                                                  Costa Mesa, California
                                                               February 28, 2002

         FOR VALUE RECEIVED, the undersigned, Kanakaris Wireless, a Nevada corporation (the "Company"), hereby promises to pay to Haynie & Company the principal sum of One Hundred Eight Thousand Seven Hundred Fifty Dollars ($108,750), together with interest (computed on the basis of a 360-day year of twelve 30-day months) as provided below on the unpaid principal amount hereof at the rate of 6% per annum.

         This Note and any rights related thereto may not be assigned by the holder of this Note to any third party, and this Note is non-negotiable and may not be transferred by endorsement or delivery.

         1. PAYMENTS OF PRINCIPAL AND INTEREST. Interest on the unpaid principal portion of this Note will accrue at a rate of 6% per annum from the date hereof and shall be payable, together with the principal amount of this Note, on November 30, 2002. The undersigned may prepay all or part of the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon, only in accordance with this Note. All payments of principal of and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.

         2. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following respective meanings:

         "COMMON STOCK" shall mean the Company's common stock, $.001 par value per share.

         "CONVERSION PRICE" shall mean the lesser of (i) the Market Price and
(ii) the Fixed Conversion Price (as defined herein) (subject, in each case, to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

         "FIXED CONVERSION PRICE" shall mean $.085.

         "INSOLVENCY OR LIQUIDATION PROCEEDING" shall mean (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to its



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creditors, as such, or to its assets, or (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

         "MARKET PRICE" shall mean the average of the three lowest intraday Trading Prices for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date of conversion.

         "OTCBB" shall mean the National Association of Securities Dealers, Inc.'s over-the-counter electronic bulletin board.

         "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

         "TRADING PRICE" shall mean for any security as of any date, the trading price on the OTCBB as reported by a reliable reporting service or, if the OTCBB is not the principal trading market for such security, the trading price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by the reporting service or, if no trading price of such security is available in any of the foregoing manners, the average of the trading prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Company and the holder of this Note.

         3. DEFAULT.

                  3.1 EVENTS OF DEFAULT. If any of the following events (herein called "EVENTS OF DEFAULT") shall occur:

                  (a) the Company shall default in the payment of any part of the principal of this Note;

                  (b) the Company shall default in the payment of any installment of interest on this Note for more than fifteen (15) days after the same shall become due and payable;

                  (c) the Company shall breach or default in the performance of any covenant or warranty of the Company in this Note, and continuance of such breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company by the holder of this Note, a written notice specifying such breach or default and requiring it to be remedied;

                  (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any

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substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

                  (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing;

then and in any such event the holder of this Note may at any time (unless all defaults theretofore or thereupon shall have been remedied) at its option, by written notice to the Company, declare this Note to be due and payable, whereupon the same shall forthwith mature and become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

                  3.2 REMEDIES ON AND NOTICES OF DEFAULT. In case any one or more Events of Default shall occur, the holder of this Note may proceed to protect and enforce the rights of such holder by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms or provisions hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default under this Note, the Company will pay to the holder of this Note such further amount as shall be sufficient to cover the reasonable cost and expense of enforcement, including, without limitation, reasonable attorneys' fees. If the holder of this Note shall give any notice or take any other action in respect of a claimed default, the Company shall forthwith give written notice thereof to all other holders of similarly subordinated notes at the time outstanding, describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of any holder of this Note in exercising any right shall operate as a waiver thereof or otherwise prejudice such holder's rights or the rights of the holder of any similarly subordinated notes. No remedy conferred by this Note upon the holder shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

         4. CONVERSION. The holder of this Note may convert all or any portion of the outstanding principal amount of this Note together with any accrued but unpaid interest thereon into a number of shares of the Company's common stock computed by dividing such principal amount (together with any accrued and unpaid interest thereon) by the Conversion Price.

         5. NO FRACTIONAL SHARES. No fraction of shares of the Company's Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the holder of this Note upon the conversion of this Note, the Company shall pay to such holder the amount of outstanding principal and accrued but unpaid interest that is not so converted.

         6. CONVERSION PRICE ADJUSTMENTS. The Conversion Price for conversion of this Note pursuant to Section 4 shall be subject to adjustment from time to time as follows:

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                  (a) In the event the Company should, at any time or from time to time after the date first set forth above, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                  (b) If the number of shares of Common Stock outstanding at any time after the date first set forth above is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuab1e on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

         7. LIQUIDATING DIVIDENDS. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay to the holder of this Note at the time of payment thereof the Liquidating Dividends which would have been paid on the Common Stock had the entire outstanding principal amount of this Note been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         8. COVENANTS.

                  (a) The Company will duly and punctually pay the principal of and interest on this Note in accordance with the terms of this Note.

                  (b) The Company (or any successor by merger, consolidation or otherwise) will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holder of this Note.

                  (c) The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. As of the date of issuance of this Note, 5,725,284 (two times

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currently required) authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of this Note. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and nonassessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Note shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

         9. OWNERSHIP CAP AND CERTAIN CONVERSION RESTRICTIONS.

                  (a) Notwithstanding anything to the contrary set forth in
Section 4 of this Note, at no time may a holder of this Note convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder owning more than 4.999% of all of the Common Stock outstanding at such time; PROVIDED, HOWEVER, that upon a holder of this Note providing the Company with sixty (60) days' notice (the "WAIVER NOTICE") that such holder would like to waive this Section 9(a) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 9(a) will be of no force or effect with regard to all or the portion of the Note referenced in the Waiver Notice.

                  (b) A holder of this Note may not convert this Note to the extent such conversion would result in that holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of this Note held by the holder after application of this Section.

         10. MISCELLANEOUS.

                  (a) This Note shall be governed by and construed in accordance with the laws of the State of California. If any one or more of the provisions contained in this Note shall for any reason be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the parties agree that such court may modify such provision to the extent necessary to make it valid, legal and enforceable. In any event, such provision shall be separable and shall not limit or affect the validity, legality or enforceability of any other provision hereunder.

                  (b) If this Note is collected by law or through an attorney for collection or enforcement, the holder hereof shall be entitled to collect reasonable attorneys' fees and all costs of collection from the Company. The Company hereby waives presentment for payment, notice of nonpayment, protest and notice of protest.

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                  (c) Unless otherwise specifically stated herein, all notices, demands, payments or other communications to be given or delivered pursuant to this Note shall be in writing and shall be given to the Company at its principal executive offices and to the holder of this Note at the holder's last known address as shown in the records of the Company.

                  (d) All of the covenants contained herein shall bind the Company, its successors and assigns. This Note and any rights related thereto may not be assigned by the holder of this Note to any third party, and this Note is non-negotiable and may not be transferred by endorsement or delivery.

         IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

                                      KANAKARIS WIRELESS

                                      By:    /S/ ALEX KANAKARIS
                                             -----------------------------------
                                             Alex Kanakaris, President and
                                             Chief Executive Officer

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